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                Soliciting Materials Pursuant to Section 14(a)
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                 WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                 --------------------------------------------
               (Name of Registrant as specified in its charter)


      (Name of person(s) filing proxy statement if other than Registrant)

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



                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

             Reports Proxy Monitor Services Recommends Stockholders
               Reject Burkhardt Group's Attempt to Seize Control,
                     And Continues Efforts to Maximize Value


     ROSEMONT, Ill. -- December 12, 2000 -- (Nasdaq:WCLX): Wisconsin Central Transportation Corporation ("WCTC") reported today that Proxy Monitor Services, a leading proxy voting advisory service, recommends its clients vote AGAINST the attempt by a group of dissidents led by Edward A. Burkhardt (the "Burkhardt group") to replace the WCTC board with its own nominees.

     Thomas F. Power, Jr., WCTC President and Chief Executive  Officer,  stated:
"We are pleased another neutral observer is recommending WCTC stockholders reject the Burkhardt group's efforts to seize control of the company, consistent with the same recommendation last week from Institutional Shareholder Services. These recommendations follow our earlier announcement that the State of Wisconsin Investment Board, which owns approximately 9.8 percent of WCTC common stock, supports the current WCTC directors and is withholding consent from the Burkhardt Group.

     "We are moving forward expeditiously with our plans to maximize value for all WCTC stockholders, including scheduling meetings, on-site inspections and other due diligence activities with potentially interested parties. We have retained Sullivan & Cromwell, prominent New York mergers and acquisitions counsel, to advise us as we take these actions," Power added.

     Proxy Monitor Services noted in its report that WCTC's current management "...appears to be on the right track and should be given the opportunity to see their current strategies through. Accordingly, we recommend rejection of the proposal to remove the current board."

     The company urges its stockholders to support the company's current directors and WITHHOLD CONSENT from the Burkhardt Group. Copies of the company's materials are available from D.F. King & Co., Inc. at (800) 769-4414.

About Wisconsin Central Transportation Corporation

WCTC's principal subsidiaries, Wisconsin Central Ltd., Fox Valley & Western Ltd., Algoma Central Railway Inc., Sault Ste. Marie Bridge company, and Wisconsin Chicago Link Ltd., form the Wisconsin Central System and operate approximately 2,800 route miles of railway serving Wisconsin, Illinois, Minnesota, Michigan's Upper Peninsula, and Ontario, Canada. WCTC holds 42.5 percent equity interest in English Welsh & Scottish Railway Holdings Limited, Great Britain's primary freight railroad, 23.7 percent equity interest in Tranz Rail Holdings Limited, New Zealand's nationwide railroad and transportation company, and 33 percent equity interest in Australian Transport Network Limited
(ATN),  which  operates on the Australian  mainland and in Tasmania.

This press release contains certain statements that are "forward-looking," within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other matters, the beliefs, expectations, plans and estimates of the company with respect to certain future events, including without limitation assumptions related to market valuation and future performance and similar expressions concerning matters that are not historical facts. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that could cause actual events to differ materially from those expressed in those statements.

Shares of Wisconsin Central Transportation Corporation are publicly traded on The Nasdaq Stock Market(R) under the symbol WCLX. For more information, see our home page: www.wclx.com.


CONTACTS:

Ann G. Thoma                                George Sard/Paul Caminiti/Hugh Burns
Wisconsin Central                           Citigate Sard Verbinnen
Transportation Corporation                  (212) 687-8080
(847) 318-4588

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